MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                =================
                                  MOTOR CLUB OF
                                [LOGO] AMERICA(R)
                                =================


                                   ----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 7, 2000
                                   ----------

TO THE HOLDERS OF COMMON STOCK OF MOTOR CLUB OF AMERICA:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motor Club of America (the Company) will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey, on Wednesday, June 7, 2000, at 10:00 o'clock A.M. (New Jersey Time), for the following purposes:

            1. To elect eight (8) directors of the Company to hold office until the 2001 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 27, 2000, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive no later than June 6, 2000. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                      By Order of the Board of Directors

                                                        Peter K. Barbano
                                                            Secretary

Dated: Paramus, New Jersey
       May 4, 2000

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                            PARAMUS, NEW JERSEY 07653

                                   ----------
                                 PROXY STATEMENT
                                   ----------

                         Annual Meeting of Stockholders
                                  June 7, 2000
                                   ----------

      This statement is furnished in connection with the solicitation of proxies by the management of MOTOR CLUB OF AMERICA for use at the 2000 Annual Meeting of Stockholders to be held on June 7, 2000, and at any and all adjournments thereof. The Board of Directors has selected the close of business on April 27, 2000 as the record date, for purposes of determining shareholders entitled to notice of, and entitled to vote at the Annual Meeting, and this proxy statement is being mailed to such shareholders on or about May 4, 2000. On the record date, there were 2,124,387 shares of Common Stock of the Company outstanding, all of the par value of $.50 per share and each entitled to one vote on any matter to be voted on at the meeting.

      Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

      If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted. The attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy; however, any such stockholder may vote in person by delivering written notice of revocation of the proxy to the Secretary of the Company prior to the exercise of the proxy.

Election of Directors

      At the meeting eight directors are to be elected to hold office until the 2001 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as directors of the Company. Each of the nominees is a member of the Board of Directors of the Company. The principal occupations of Messrs. Galatin, Fried, Lobeck, McWhorter, McWhorter, Jr. and Swanner for the last five years appear below; Messrs. Gilbert and Haveron devote substantially all of their business time to the affairs of the Company or one or more other companies in the Motor Club of America Group, and have been active in the business of one or more companies in the Motor Club of America Group for more than five years. Should any of these nominees be unable or unwilling to accept nomination or election for any presently unknown reason, it is the intention of the persons named in this proxy to vote for such other person or persons as the management of the Company may nominate.

                                                                                                           Common Stock of the
                                                                                                              Company Owned
                                                                                                             Beneficially at
                                                                                                             March 31, 2000
                                                                         Years in Which              -----------------------------
                                                                       Nominee Has Served               Number
                                                                      as Director of This                 of             Percent
   Name and Age                    Principal Occupations             Company (Inclusive)(A)          Shares(B)(C)      of Class(C)
   ------------                    ---------------------             ----------------------          ------------      -----------
Archer McWhorter, 78(D) ........Chairman of   the    Board    of           1986-2000                    525,671           19.84
                                  Directors  of Companies in the
                                  Motor Club of  America  Group;
                                  from   1995  to  March   1997,
                                  Director   of   National   Car
                                  Rental   Systems,   Inc.   and
                                  affiliated corporations, a car
                                  rental   enterprise   ("NCR");
                                  from  1995 to  February  1997,
                                  one-third  owner of Santa  Ana
                                  Holdings,  Inc. ("Santa Ana"),
                                  which  exchanged its 90% stock
                                  interest  in NCR for  stock in
                                  Republic Industries, Inc. (now
                                  known  as  AutoNation,  Inc.);
                                  from February 1997 to February
                                  1998,   consultant   of   NCR;
                                  President (to January 1996) of
                                  Acceptance,  Inc.,  a  finance
                                  company

Stephen A. Gilbert, 61(E) ......President  and  Chief  Executive            1984-2000                     38,625            1.79
                                  Officer  of  Companies  in the
                                  Motor Club of  America  Group;
                                  Chairman   of  the  Board  and
                                  Chief  Executive   Officer  of
                                  North East Insurance Company

Robert S. Fried, 70(E) .........Retired Senior Vice President of            1956-2000                      1,000             .05
                                  Companies in the Motor Club of
                                  America Group

William E. Lobeck, Jr., 60 .....From March 1997,  President  and            1986-2000                    503,589           19.16
                                  COO of the  Automotive  Rental
                                  Group  of  AutoNation,   Inc.;
                                  from  1995 to May  1997,  CEO,
                                  President and Director of NCR;
                                  from  1995 to  February  1997,
                                  one-third  owner of Santa Ana,
                                  which  exchanged its 90% stock
                                  interest  in NCR for  stock in
                                  Republic Industries, Inc. (now
                                  known  as  AutoNation,  Inc.);
                                  President  of The Numbered Car
                                  Co., a car dealership

Alvin E. Swanner, 71 .......... From   1995   to   March   1997,            1986-2000                    525,669           19.84
                                  Chairman   of  the  Board  and
                                  Director of NCR;  from 1995 to
                                  February 1997, one-third owner
                                  of Santa Ana  which  exchanged
                                  its 90% stock  interest in NCR
                                  for    stock    in    Republic
                                  Industries, Inc. (now known as
                                  AutoNation,     Inc.);    from
                                  February   1997  to   February
                                  1998,   consultant   of   NCR;
                                  President    of    Swanner   &
                                  Associates,  Inc.,  formerly a
                                  car rental company;  President
                                  of Chateau,  Inc.,  a golf and
                                  country   club,   and  Chateau
                                  Development  Company,  Inc., a
                                  development company; President
                                  of 135 St.  Charles,  Inc.,  a
                                  hotel development company

Malcolm Galatin, 60 ............Professor of Economics, The City            1987-2000                         --              --
                                  College of The  University  of
                                  New York City

Patrick J. Haveron, 38 (E) .....Executive Vice President,  Chief            1994-2000                     18,100             .84
                                  Executive  Officer  and  Chief
                                  Financial   Officer  of  Motor
                                  Club  of  America;   Executive
                                  Vice   President   and   Chief
                                  Financial Officer of Companies
                                  in the Motor  Club of  America
                                  Group; Treasurer of Motor Club
                                  of America  Insurance  Company
                                  and    Preserver     Insurance
                                  Company

Arche McWhorter, Jr., 56(D) ....Associate Professor,  University            1998-2000                         --              --
                                  of Houston

     Following is stock ownership information of officers of the Company who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.


                                                                                        Common Stock of the
                                                                                    Company Owned Beneficially
                                                                                         at March 31, 2000
                                                                                   -----------------------------
                                                                                      Number of       Percent
       Name                                            Title                         Shares (B)(C)  of Class (C)
        ------                                         -----                       --------------  -------------
Myron Rogow, 57 ........................... Vice President--Underwriting                 6,875          .32
Charles Pelosi, 55 ........................ Vice President--Information Services        10,375          .49
G. Bruce Patterson, 56 .................... Vice President--Marketing                   10,375          .49
                                              and Administration

      Following is stock ownership information by persons known to the Company to be a beneficial owner of more than five percent of such stock at March 31, 2000.

                           Name and Address
                           ----------------
Archer McWhorter...................................... 525,671        19.84
   1600 Smith Street
   Houston, Texas 77002

William E. Lobeck, Jr................................. 503,589        19.16
   1132 South Lewis Avenue
   Tulsa, Oklahoma 74104

Alvin E. Swanner...................................... 525,669        19.84
   28 Chateau Haut Brion Street
   Kenner, Louisiana 70065

Heartland Advisors, Inc............................... 171,500         8.07
   790 North Milwaukee Street
   Milwaukee, Wisconsin 53202

      Following is stock ownership information by all 13 directors and officers of the Company as a group at March 31, 2000.

                            Title of Class
                            --------------

Motor Club of America Common Stock
(par value $.50 per share) ......................... 1,645,099        59.77

----------
(A)   Includes years during any portion of which the nominee served as director.

(B) As reported to the Company by the named persons. The nature of beneficial ownership or shares shown in this Proxy Statement is sole voting and investment power, except the shares of Heartland Advisors, Inc. is based on a Schedule 13G dated January 20, 2000, which indicates sole dispositive power as to 171,500 shares but only sole voting power as to 3,000 of such shares.

(C) Includes (1) stock options for Common Stock which are currently exercisable or exercisable within 60 days of March 31, 2000; for Mr. Gilbert 10,625 shares, for Mr. Haveron 8,750 shares, and for Messrs. Rogow, Pelosi and Patterson 3,125 shares each; (2) Debentures for Common Stock which are currently convertible; for Mr. Archer McWhorter 201,736 shares by a limited partnership of which he is general partner, for Mr. Lobeck 193,688 shares, and for Mr. Swanner 201,735 shares owned by a Louisiana partnership in commendam of which he is general partner; and (3) for Mr. Archer McWhorter 323,935 shares which are owned by a family trust of which he is trustee; for Mr. Lobeck 11,150 shares which are owned by the William E. Lobeck Revocable Trust of which he is trustee, and 11,150 which are owned by the Kathryn L. Taylor Revocable Trust (Kathryn L. Taylor is Mr. Lobeck's wife, and Mr. Lobeck disclaims beneficial ownership in the shares owned by his wife's Revocable Trust); and for Mr. Swanner 22,300 shares which are owned by the Louisiana partnership in commendam of which he is general partner.

(D) Archer McWhorter is the father of Archer McWhorter, Jr., who presently is a beneficiary of his father's family trust (25%) and limited partnership (14.5%); Mr. Archer McWhorter, Jr. disclaims any beneficial ownership in his father's Debentures and Common Stock.

(E)   Member of Finance Committee

      One of the Company's insurance subsidiaries, MCA Insurance Company (MCAIC) was declared insolvent on October 23, 1992 as a result of claims of Hurricane Andrew, which struck the South of Florida coast on August 24, 1992. The Company wrote off in 1992 its investment in MCAIC and its subsidiaries, Property-Casualty Company of MCA and Fairmount Central Urban Renewal Corporation. The directors and executive officers of the Company, with the exception of Malcolm Galatin and Archer McWhorter, Jr., were directors and executive officers of MCAIC.

Committees of the Board

      The Executive Committee serves as a policy-making and supervisory body for all operations of the Company, has all the eligible powers of the Board of Directors between meetings of the Board and also acts as the nominating committee. Shareholders who wish to suggest nominees for director should write to the Secretary of the Company at 95 Route 17 South, Paramus, New Jersey 07653-0931, stating in detail the qualifications of such persons for consideration by the Committee.

      The   Compensation   and  Evaluation   Committee   administers   executive
compensation and bonus plans; it met two times during 1999.

      The Stock Option Plan Committee administers the 1987, 1992 and 1999 Stock Option Plans and met two times during 1999.

      The Executive and Stock Option Plan Committees are comprised of Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner. The Compensation and
Evaluation  Committee  is  comprised  of  William  E.  Lobeck,  Jr. and Alvin E.
Swanner.

      The Audit Committee, which is comprised of Malcolm Galatin and Robert S. Fried, assesses the Company's risk of fraudulent financial reporting and management's program to monitor compliance with the code of corporate conduct, participates in the recommendation of independent public accountants and reviews the audit plans of the internal auditor and independent public accountants. The Audit Committee met three times during 1999.

      The Board of Directors of the Company met on four occasions during 1999.

      During 1999, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board ( held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Directors' Compensation

      Each non-employee director receives $1,000 per month from Companies in the Motor Club of America Group. Directors who are also employees do not receive any amount, in addition to their compensation, for being directors. Each member of the Executive Committee receives $4,000 per month from Companies in the Motor Club of America Group; and each non-employee member of the Audit and Finance Committees receives $250 per meeting.

Executive Compensation Tables

      The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth information about the compensation of the chief executive officer and each of the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.

                                                                                   Long Term
                                                                                 Compensation
                                                     Annual Compensation           Award (2)
                                                   -----------------------       ------------
           (a)                        (b)            (c)             (d)              (e)              (f)
                                                                                  Securities
                                                                                  Underlying        All Other
                                                                                   Options/          Compen-
   Names and Principal                             Salary         Bonus (1)        SAR's (3)       sation (4)
        Position                     Year            ($)             ($)              (#)              ($)
   -------------------               ----          ------         --------        ----------       ----------
Stephen A. Gilbert ................  1999          175,000          45,000           7,500          19,409
   President and Chief               1998          170,962         121,000           7,500          15,010
   Executive Officer                 1997          165,000         121,000          17,500          14,760

Patrick J. Haveron ................  1999          163,250          45,000           7,500           9,151
   Executive Vice President,         1998          140,192         100,000           5,000           7,515
   Chief Executive Officer           1997          135,000         100,000          15,000           6,486
   and Chief Financial Officer

Myron Rogow .......................  1999          130,000          20,000           2,500           6,388
   Vice President--                  1998          130,962          42,435           2,500           7,422
   Underwriting                      1997          125,000          42,951           5,000           6,200

Charles Pelosi ....................  1999           97,135          15,250           2,500           4,745
   Vice President--                  1998           96,833          35,362           2,500           5,690
   Information Services              1997           92,135          35,792           5,000           5,224

G. Bruce Patterson ................  1999           85,000          17,500           2,500           4,570
   Vice President--                  1998           84,230          38,900           2,500           4,661
   Marketing and Administration      1997           74,615          39,372           5,000           3,547

----------
(1) Bonus amounts shown were earned with respect to the year indicated but were paid in the following year.

(2) The Company does not have a restricted stock award plan or a long term incentive award plan other than certain stock option plans.

(3) Amounts shown represent the number of stock options granted each year; there are no stock appreciation rights.

(4) Amounts shown include (a) Company contributions for the account of each named executive officer under the 401(k) Plan, a tax-qualified defined contribution plan open to all salaried employees of the Company and certain subsidiaries upon completion of one year of service, (b) the value of certain group life insurance premiums; and (c) for Mr. Gilbert and Mr. Haveron, contributions to a non-qualified deferred compensation plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options to the named executive officers of the Company in 1999. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (five years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price of the option does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                                        Potential Realizable Value at
                                                                                        Assumed Annual Rates of Stock
                                                                                           Price Appreciation for
                                   Individual Grants                                             Option Term
-------------------------------------------------------------------------------------- -------------------------------
         (a)                           (b)           (c)           (d)         (e)             (f)          (g)
                                    Number of
                                   Securities
                                   Underlying    % of Total
                                    Options/    Options/SAR's   Exercise
                                      SAR's      Granted to      or Base
                                   Granted(1)   Employees in      Price    Expiration
        Name                           (#)       Fiscal Year    ($/Share)     Date             5%          10%
       ------                      ----------    -----------   ----------  -----------      ----------  -----------
Stephen A. Gilbert ...............     7,500        24.2         12.875       6/7/04         26,700        58,950
Patrick J. Haveron ...............     7,500        24.2         12.875       6/7/04         26,700        58,950
Myron Rogow ......................     2,500         8.1         12.875       6/7/04          8,900        19,650
Charles Pelosi ...................     2,500         8.1         12.875       6/7/04          8,900        19,650
G. Bruce Patterson ...............     2,500         8.1         12.875       6/7/04          8,900        19,650


----------
(1) Amounts shown represent the number of stock options granted in 1999; no stock appreciation rights ("SAR's) have ever been issued. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or such other consideration as is acceptable to the Stock Option Plan Committee.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION SAR VALUES

      The following table provides information as to options exercised by each of the named executive officers of the Company during 1999 and the value of options held by such officers at year end measured in terms of the closing price of the Company Common Stock on December 31, 1999.

         (a)                           (b)           (c)                       (d)                             (e)
                                                                      Number of Securities
                                                                     Underlying Unexercised             Value of Unexercised
                                     Shares                          Options/SAR's at Fiscal          In-the-money Option/SAR's
                                    Acquired         Value               Year-End (1)(#)            at Fiscal Year-End (1),(2)($)
                                  on Exercise      Realized        --------------------------       -----------------------------
        Name                           (#)           ($)           Exercisable  Unexercisable       Exercisable   Unexercisable
       ------                     -----------    -----------       -----------  -------------       -----------   -------------
Stephen A. Gilbert ...............         0             0           10,625       21,875                  0             0
Patrick J. Haveron ...............         0             0            8,750       18,750                  0             0
Myron Rogow ......................         0             0            4,375        5,625                  0             0
Charles Pelosi ...................         0             0            4,375        5,625                  0             0
G. Bruce Patterson ...............         0             0            4,375        5,625                  0             0

----------
(1)   No SAR's have ever been issued.

(2) At December 31, 1999, there were no unexercised in-the-money options. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

              LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

      The Company does not maintain any Long Term Incentive Plans other than stock option plans previously disclosed.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth on the following page is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Security Prices at The University of Chicago Graduate School of Business (CRSP) Index for NASDAQ Stock Market (United States Companies) and the CRSP Index for NASDAQ Fire, Marine & Casualty Insurance for the period of five years commencing December 30, 1994 and ending December 31, 1999. The graph and table assume that $100 was invested on December 30, 1994 in each of the Company's Common Stock, the CRSP Index for the NASDAQ Stock Market (United States Companies) and the CRSP Index for the NASDAQ Fire, Marine & Casualty Insurance. This data was furnished by CRSP.

             Comparison of Five Year-Cumulative Total Years Returns

                              Performance Graph for

                              MOTOR CLUB OF AMERICA

   [The following table is depicted in the printed material as a line graph.]

-----------------------------------------------------------------------------------------------------------------------
                                     Legend

CRSP TOTAL RETURNS INDEX FOR:                 12/30/94     12/29/95     12/31/96     12/31/97     12/31/98     12/31/99
-----------------------------                 --------     --------     --------     --------     --------     --------
MOTOR CLUB OF AMERICA                           100.0        236.4        345.5        490.9        520.5        304.5
Nasdaq Stock Market (US Companies)              100.0        141.3        173.9        213.1        300.2        542.4
NASDAQ Stocks (SIC 6330-6339 US Companies)      100.0        140.2        152.0        230.9        197.0        148.2
  Fire, Marine, and Casualty Insurance

Notes:

      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

      B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

      D.    The index level for all series was set to $100.0 on 12/30/94.
-----------------------------------------------------------------------------------------------------------------------

                             Executive Compensation

Report of the Compensation and Evaluation Committee and Stock Option Plan Committee on Executive Compensation

      The Compensation and Evaluation Committee was charged by the Board of Directors with administering salaries and other compensation for executive officers. The Stock Option Plan Committee administers the Company's incentive stock option programs. For the purposes of insuring continuity in the application of the Company's compensation philosophy, both Committees (hereinafter referred to as the Committee) have identical membership, with Mr. Archer McWhorter also being a member of the Stock Option Plan Committee.

COMPENSATION PHILOSOPHY

      There are several guiding principles of the Committee in performing its functions. The compensation philosophy of the Company and its subsidiaries is to provide a competitive salary and other remuneration tied to Company performance against operating goals in order to attract and retain quality insurance executives. Stock options are provided to executives to offer additional incentive compensation commensurate with Company performance.

      The Committee believes this compensation philosophy properly balances its executives incentives to provide short-term operating performance.

      The Company's continuing financial improvement is the preeminent concern of the Committee, and all compensation decisions derive from this concern.

COMPONENTS OF EXECUTIVE COMPENSATION

      The Company's executive compensation program consists of: (i) an annual salary, (ii) a short-term incentive in the form of bonuses and (iii) a long-term incentive in the form of stock options.

Salary

      The Committee believes the Company has attracted executive officers with talent and expertise which exceed the Company's current operating environment and market scope. Accordingly, these executive officers are paid an annual salary which is commensurate with their industry expertise, functional expertise and value in the insurance marketplace.

      Historically, many factors have been used to determine annual salary increases. Such factors include Company performance, the Company's operating plan and objectives thereunder, individual performance, Company performance in relation to the industry, and the regulatory environment in which the Company operates. In addition, exceptional performance by an individual, whether or not it has a direct impact on Company performance, is taken into account in setting salary increases.

      During recent years, the Company has in general employed a cap on the maximum increase any employee, including executive officers, may receive over the previous year's salary. The Company has utilized this strategy in order to control its expenses.

      In order to control expenses further and assist with the Company's financial recovery, the Committee eliminated all salary increases for calendar year 1993, including executive officers' salaries; for calendar years since 1994, the Committee eliminated or substantially limited salary increases for key and executive officers. The Committee does not believe these salary actions will be detrimental to the Company's long-term prospects. The Committee further believes that total compensation for executives and key officers should primarily be determined by Company performance and that bonuses should be the featured additional remuneration component for these individuals, as opposed to salary.

Stock Options

      Stock options are granted as a means of providing executive officers and key employees long term benefits and incentives from an improvement in Company share performance. The options are granted at the market value of the stock on the date of grant. Thus, the options gain value only to the extent the stock price exceeds the option price during the life of the option. Options are awarded in a manner which maintains the executive's focus on long-term share performance.

      Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management, to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation.

Bonuses--Annual Incentive Program

      The Company also pays bonuses for special performance and offers an AIP which provides incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 1999 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

      Under the 1999 AIP, income before Federal income taxes for the year was not within a specific range as compared to the performance factor. However, since the Company met or exceeded all its 1999 goals except for the Motor Club of America Insurance Company Accident Year 1999 Personal Injury Protection No Fault losses, AIP bonuses, adjusted to reflect individual performance, have been paid to participants, including executive officers, during 2000.

      The Committee reserves the right to withdraw the AIP in total or an executive's participation in the AIP at any time. The Committee has established an AIP for 2000 and its terms and performance factor are effective only for 2000.

      The 2000 AIP will offer incentive compensation tied to the profitability of the Company and its subsidiaries against performance factors which are derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee will select participants in the 2000 AIP who perform functions which directly affect the ability of the Company and its subsidiaries to meet their business and performance objectives.

      Under the 2000 AIP, if income for the year is within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, will be paid during 2001. The executive officers named in the Summary Compensation Table are participating in the AIP in 2000.

Chief Executive Officer Compensation

      The Committee evaluated the base compensation of Messrs. Gilbert and Haveron, the rewards of the AIP, and the long term incentive plan. It was determined that total compensation received by the Chief Executive Officers were commensurate with similar officers within the insurance industry peer group as well their personal and Company performance on both a qualitative and quantitative basis.

      William E. Lobeck, Jr.                                Alvin E. Swanner

   Compensation and Evaluation Committee Interlocks and Insider Participation

      William E. Lobeck, Jr. and Alvin E. Swanner, who are members of the Compensation and Evaluation Committee and the Stock Option Plan Committee, each was paid director's fees of $60,000 during 1999. There are no Compensation and Evaluation Committee interlocks.

Retirement Plan and Certain Transactions

      In 1954, the Company  established an Employees'  Retirement  Plan (Pension
Plan), which as amended covers employees with one year's service and provides annual retirement benefits based on salary and length of service to companies in the Motor Club of America Group. The Pension Plan was amended as of January 1992 to suspend benefit accruals. The trustees of the Pension Plan, which is non-contributory, are Robert S. Fried, Stephen A. Gilbert and Patrick J. Haveron.

      In order to fund Plan benefits, the trustees have purchased United States Government obligations, and have placed funds with money managers who are investing these monies in a balanced relationship between equity and fixed-income securities.

      The annual Pension Plan benefits payable upon retirement at or after the normal retirement age of 65 consist of an amount equal to the sum as of January 1992 of:

      (a) 1 1/2% of the first $12,000 of an employee's average annual compensation plus 2 1/4% in excess of $12,000, multiplied by the employee's years of plan participation prior to January 15, 1983; and

      (b) for each plan year after January 15, 1983, 1 3/4% of the first $13,200 of the employee's annual compensation plus 2 3/4% in excess of $13,200.

      Early retirement is available at age 55 with 15 years of service. A participant's Pension Plan benefits become 100% vested after five years of service. Pension Plan amounts are not subject to deductions for Social Security benefits or other offset amounts.

      The following table sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company who are participants in the Pension Plan:

                                               Estimated Annual     Latest Remuneration   Credited Years
         Name                                  Benefit at Age 65   Covered by the Plan(1) of Service (1)
         -----                                 -----------------   ---------------------  --------------
   Stephen A. Gilbert ......................         $52,650              $175,000              24
   Patrick J. Haveron ......................           4,950                79,500               4
   Myron Rogow .............................           9,500               113,950               4
   Charles Pelosi ..........................          21,250                86,920              18
   G. Bruce Patterson ......................           5,125                76,766               4

----------
(1)   As of January 1992 when Pension Plan accruals were suspended.

Other Business

      The management of the Company knows of no other matters which may be presented at the meeting. However, if any matter not now known should come before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by them in accordance with their judgment on such matter.

Financial Statements Available

      A copy of the Annual Report of the Company for 1999, which contains financial statements audited by the Company's independent public accountants, is being sent to all stockholders with this proxy statement.

      A copy of the Company's 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge upon written request to the Chief Financial Officer of the Company, 95 Route 17 South, Paramus, New Jersey 07653-0931.

Relationship with Independent Public Accountants

      The Board of Directors has selected the firm of PricewaterhouseCoopers L.L.P. as the Company's principal independent public accountant for the year of 2000. One or more members of this firm will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer questions that may be asked by stockholders.

Proposals of Stockholders

      In order for proposals of stockholders to be included in the proxy materials for the 2001 Annual Meeting of Stockholders, such proposals must be received by the Secretary of the Company no later than January 5, 2001.

      A proposal of stockholders not included in the proxy material for the 2001 Annual Meeting of Stockholders can be presented to that Annual Meeting by other means. However, if notice of a proposal is not given to the Secretary of the Company on or before March 20, 2001, the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter, without any specific or further instructions of the stockholders whose proxies they hold.

Cost of Solicitation

      The costs of the meeting, including the solicitation of proxies, will be borne by the Company. Proxies will be solicited by mail, and may also be solicited, without extra compensation, by certain directors, officers and regular employees of the Company, by mail, telephone, telegraph, telecopy or personally. Arrangement will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive not later than June 7, 2000. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                              By Order of the Board of Directors

                                                             Peter K. Barbano,
                                                                 Secretary

Dated: Paramus, New Jersey
       May 4, 2000

                                =================
                                  MOTOR CLUB OF
                                [LOGO] AMERICA(R)
                                =================

                         Annual Meeting of Stockholders

                          Marriott at Glenpointe Hotel
                           100 Frank W. Burr Boulevard
                               Teaneck, New Jersey
                                  June 7, 2000
                                   10:00 A. M.





                            \/ Fold and detach here \/
--------------------------------------------------------------------------------

                              Motor Club of America

               Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held June 7, 2000


PROXY: ARCHER McWHORTER, ALVIN E. SWANNER, WILLIAM E. LOBECK, JR. AND STEPHEN A. GILBERT, and each of them are hereby appointed as attorneys and proxies, with full power of substitution, to represent and to vote all stock of MOTOR CLUB OF AMERICA (the Company) in the name of the undersigned, as fully and effectively as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company, to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 7, 2000 at 10 o'clock A.M. (New Jersey Time), and at any adjournment thereof, upon the matters set forth in the Proxy Statement, which has been received by the undersigned, and in their discretion in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
        (Please mark, sign and date this proxy and return promptly in the envelope provided)

                             Motor Club of America
               Proxy Solicited on Behalf of the Board of Directors


1. Election of directors (Mark Only One Box).
   Nominees: A. McWhorter, S.A. Gilbert, R.S. Fried, M. Galatin,
   W.E. Lobeck, Jr., A.E. Swanner, P.J. Haveron, A. McWhorter, Jr.

   |_| Vote FOR all nominees listed above and recommended by the Board of Directors, EXCEPT vote withheld from the following nominees (if any):

   |_| Vote WITHHELD from all nominees.

If no indication is made, the proxies shall vote FOR the election of the director nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee name on the line provided below.)

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.


                    Please sign here personally, exactly as your name appears hereon. Joint owners must both sign.

                    DATED                                      2000
                         --------------------------------------

                    SIGNED
                          -----------------------------------------

                    SIGNED
                          -----------------------------------------
                    Please mark, sign and date this proxy and return promptly in the envelope provided